                                                                   Exhibit 10.11

                         Stafford Distribution Center

                             Industrial Net Lease

        ===============================================================

               LANDLORD:            Stafford Limited Partnership

               TENANT:              HomeGrocer.com, Inc.,
                                    a Washington corporation

               PREMISES ADDRESS:    Suite 310
                                    9445 S.W. Ridder Road
                                    Wilsonville, OR  97070

               PREMISES AREA:       83,462 Square Feet

        ===============================================================

                              City of Wilsonville

                               Washington County

                                    Oregon

                               TABLE OF CONTENTS

Section                                                                                         Page
-------                                                                                         ----
1.     BASIC LEASE TERMS.....................................................................      1

2.     PREMISES..............................................................................      3

3.     TERM..................................................................................      3

4.     RENT..................................................................................      4

       4.1  Base Rent........................................................................      4

       4.2  Rent Adjustment..................................................................      4

       4.3  Expenses.........................................................................      5

            (1)  Expenses Defined............................................................      6

            (2)  Exclusions..................................................................      7

            (3)  Tenant's Protest of Tax Assessments.........................................      8

            (4)  Annual Estimate of Expenses; Tenant's Share.................................      8

            (5)  Monthly Payment of Expenses; Annual Recap...................................      8

       4.4  Rent Without Offset..............................................................      9

       4.5  Late Charge......................................................................      9

5.     SECURITY DEPOSITS.....................................................................     10

       5.1  Prepaid Rent.....................................................................     10

       5.2  Letters of Credit................................................................     10

6.     CONDITION AND USE OF PREMISES AND PROJECT FACILITIES..................................     11

7.     SIGNS; ALARMS.........................................................................     12

8.     PERSONAL PROPERTY TAXES...............................................................     13

9.     PARKING...............................................................................     13

10.    UTILITIES.............................................................................     13

11.    MAINTENANCE...........................................................................     13

12.    ALTERATIONS...........................................................................     14

13.    RELEASE AND INDEMNITY.................................................................     15

14.    TENANT'S RIGHT TO AUDIT...............................................................     16

       14.1 Audit Threshold..................................................................     16

       14.2 Copy of Audit....................................................................     16

       14.3 Tenant Not in Default............................................................     16

     14.4  Limits for Subtenants and Assignees...........................................    16

15.  INSURANCE AND WAIVER OF SUBROGATION.................................................    16

     15.1  Liability Insurance...........................................................    16

     15.2  Property Insurance............................................................    17

     15.3  Business Interruption Insurance...............................................    17

     15.4  Insurance Policies............................................................    17

     15.5  Waiver of Subrogation.........................................................    18

16.  DESTRUCTION.........................................................................    18

17.  CONDEMNATION........................................................................    18

     17.1  Definitions...................................................................    18

     17.2  Obligations to be Governed by Lease...........................................    19

     17.3  Total or Partial Taking.......................................................    19

     17.4  Award.........................................................................    19

18.  ASSIGNMENT OR SUBLEASE..............................................................    19

19.  DEFAULT.............................................................................    21

20.  LANDLORD'S REMEDIES.................................................................    22

     20.1  Remedies......................................................................    22

     20.2  Performance by Landlord of Tenant's Obligations...............................    22

21.  LANDLORD'S DEFAULT..................................................................    23

22.  ENTRY ON PREMISES...................................................................    23

23.  SUBORDINATION; ESTOPPEL CERTIFICATES................................................    24

     23.1  Subordination/Nondisturbance..................................................    24

     23.2  Estoppel Certificates.........................................................    24

     23.3  Remedy........................................................................    25

24.  NOTICE..............................................................................    25

25.  WAIVER..............................................................................    25

26.  SURRENDER OF PREMISES; HOLDING OVER.................................................    26

     26.1  Surrender.....................................................................    26

     26.2  Holding Over..................................................................    26

     26.3  Failure to Surrender..........................................................    27

27.  MORTGAGEE PROTECTION................................................................    27

28.  LIMITATION OF LIABILITY.............................................................    27

29.  HAZARDOUS SUBSTANCES................................................................    27

     29.1  Landlord's Warranty...............................................................     27

     29.2   Landlord's Indemnity.............................................................     28

     29.3   Tenant's Use of Hazardous Substances.............................................     28

     29.4   Tenant's Indemnity...............................................................     28

     29.5   Landlord's Compliance............................................................     29

30.  MISCELLANEOUS PROVISIONS................................................................     29

     30.1   Time of Essence..................................................................     29

     30.2   Successor........................................................................     29

     30.3   Landlord's Consent...............................................................     29

     30.4   Commissions......................................................................     29

     30.5   Reciprocal Covenant on Notification of ADA Violations............................     29

     30.6   Attorney Fees....................................................................     30

     30.7   Landlord's Successors............................................................     30

     30.8   Interpretation...................................................................     30

     30.9   Execution and Liability..........................................................     30

     30.10  Construction of Lease Provisions.................................................     30

     30.11  Force Majeure; Building Components...............................................     30


EXHIBIT A      THE PREMISES
EXHIBIT B      THE PROJECT
EXHIBIT C      SIGN REGULATIONS
EXHIBIT D-1    INITIAL TENANT PARKING PLAN
EXHIBIT D-2    MODIFIED TENANT PARKING PLAN
EXHIBIT E      EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE
EXHIBIT F      FORM OF LETTER OF CREDIT

                                   NET LEASE


1.   BASIC LEASE TERMS.

     1.1  Date of Lease:                     April 18, 2000

     1.2  Tenant:                            HomeGrocer.com, Inc., a Washington
                                             corporation

          Address (Leased Premises):         9445 S.W. Ridder Road, Suite 310
                                             Wilsonville, OR 97070

          Telephone:                         (425) 201-7500
          Facsimile:                         (425) 201-7875

          Addresses (For Notices):           10230 N.E. Points Drive Kirkland,
                                             WA 98033
                                             Attention: Vice President
                                               Operations

                                             10230 N.E. Points Drive Kirkland,
                                             WA 98033
                                             Attention: Legal Department

     1.3  Landlord:                          Stafford Limited Partnership, an
                                             Oregon limited partnership

                                             in care of its managing agent,
                                             Specht Properties, Inc.
                                             15400 SW Millikan Way
                                             Beaverton, OR 97006

     1.4  Tenant's Use of Premises:          Warehouse, distribution, office and
                                             other legal uses

     1.5  Premises Area:                     83,462 Rentable Square Feet

     1.6  Project Area:                      247,984 Rentable Square Feet

     1.7  Premises Percent of Project:       33.66%

     1.8  Initial Term of Lease:             121 full calendar months, beginning
                                             with the Commencement Date

     1.9  Base Monthly Rent:                           $30,847.84
          Due Date of First Payment:                   Upon Execution of Lease
                                                       by Landlord and Tenant
                                                       (to be applied to the
                                                       rent due for the second
                                                       full calendar month of
                                                       this Lease)

          Default & Landlord Advance Interest Rate:    12% per annum

     1.10 Rent Adjustment (Initial One):

          (1)  Cost of Living:                         Intentionally Omitted

          (2)  Step Increase:                          The Base Rent increase
                                                       adjustment provisions of
                                                       Section 4.2(1) apply as
                                                       follows:

               Effective Date of Increase              New Base Monthly Rent
               April 1, 2003                           $33,251.55
               April 1, 2006                           $35,872.25
               April 1, 2009                           $38,726.65

          (3)  Prepaid toward Last Month's Rent:       $38,726.65 (payable upon
                                                       execution of Lease by
                                                       Landlord and Tenant)

          (4)  Non-refundable cleaning fee:            $0

          (5)  Broker(s):                              Colliers International;
                                                       Hadley Stevens &
                                                       Marandas; Macadam Forbes;
                                                       Specht Properties, Inc.

          (6)  Brokerage Commission Payable by:        Landlord

          (7)  Guarantors:                             None

2.   PREMISES.

     2.1 Landlord hereby leases to Tenant and Tenant leases from Landlord, those certain Premises described in Section 1 and in Exhibit A attached hereto (the "Premises"), located in the Project described on Exhibit B (the "Project"), upon all of the conditions set forth herein. Tenant's percentage of the Project ("Premises Percent of Project") as set forth in Section 1.7 shall be adjusted from time to time if the size of the Project or the Premises is changed by subsequent development of additional property or sale of a portion of the Project.

     2.2 Tenant shall have the right, during the 60-day period immediately following the Date of Lease and at its sole expense, to have recalculated the number of rentable square feet included in the Premises and/or the Project. If the recalculation demonstrates to Landlord's reasonable satisfaction that the actual rentable square feet included in the Premises and/or the Project are materially different from those set forth in Sections 1.5 and/or 1.6 above, as applicable, the Premises Percent of Project and all other amounts payable hereunder by Tenant shall be equitably adjusted. Any such recalculation by Tenant shall use the NAIOP Area Standard.

3.   TERM.

     3.1 Subject to the provisions of this Lease, the initial term of this Lease (the "Initial Term") shall be for the period set forth in
          Section 1.8 commencing on the date (the "Commencement Date") that is the later of April 1, 2000, or the date on which Landlord delivers exclusive possession of the Premises to Tenant. If the Commencement Date occurs after April 1, 2000, due to causes other than Landlord's negligence or willful misconduct, this Lease shall not be void or voidable; rather, all terms and conditions of this Lease shall remain in full force and effect; provided, however, that if Landlord has not delivered exclusive possession of the Premises to Tenant by August 1, 2000, Tenant may act to terminate this Lease by providing Landlord with notice that if exclusive possession of the Premises has not been tendered to Tenant within 30 days from the date of such notice, the Lease will be terminated. If a delay in possession is caused solely by Tenant's failure to perform any obligation in accordance with this Lease, the Initial Term shall commence on the date on which the Commencement Date would have occurred but for such failure by Tenant, and Tenant shall have no right to terminate this Lease due to such delay.

     3.2 At the expiration of the Initial Term of this Lease, Tenant may extend this Lease for up to two (2) successive terms of five (5) years each (the "Extension Terms") by giving Landlord written notice of its intention to do so at least one year prior to the expiration of the Term of this Lease then in effect. The Extension Terms shall be upon all the terms and conditions of this Lease, except for the term and the amount of Base Monthly Rent. The Base Monthly Rent for the Extension Terms will be determined as set forth in Section 4.2(2) below. The word "Term" shall be used throughout this Lease to include both the Initial Term and Extension Terms. The time periods set forth herein for the exercise of the Extension Terms are of the essence, and the requirements for the exercise of the Extension Terms will be strictly construed.

4.   RENT.

     4.1 Base Rent. Tenant shall pay Landlord the Base Monthly Rent set forth in Section 1.9 monthly, in advance, on the first day of each and every calendar month ("Base Monthly Rent") during the Term of this Lease; provided, (a) Tenant shall pay no Base Monthly Rent for the first full calendar month of the Initial Term, and (b) the Base Monthly Rent due for the second full calendar month shall be due and payable upon execution of this Lease by Landlord and Tenant. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Monthly Rent for that partial calendar month shall be prorated on a daily basis and shall be due and payable on the Commencement Date.

     4.2  Rent Adjustment.

          (1) The Base Monthly Rent for the Initial Term shall be increased to the amounts and at the times set forth in Section 1.10(2).

          (2)  If Tenant exercises its option to extend the Term pursuant to
               Section 3.2, the Base Monthly Rent for the Extension Term(s) shall be the greater of the Base Monthly Rent in effect during the final year of the then-expiring Term of this Lease or the Market Rent as of the end of the then-expiring Term of this Lease. The Market Rent shall be ninety-five percent (95%) of the monthly rent then payable under comparable leases for comparable space and comparable terms by tenants in buildings of comparable quality in the Wilsonville, Oregon, area. The Market Rent shall be determined as follows:

               (a) At least one hundred eighty (180) days prior to the commencement of the applicable Extension Term, Landlord shall provide written notice to Tenant setting forth the then Market Rent as determined by Landlord (the "Landlord Market Rent"). If Tenant does not object in writing delivered to Landlord within five (5) business days after its receipt of Landlord's notice setting forth the Landlord Market Rent, the Landlord Market Rent shall be the Base Monthly Rent for the applicable Extension Term.

               (b) If Tenant timely objects to the Landlord Market Rent, the parties shall have thirty (30) days after Tenant's objection notice in which to agree on the Market Rent.

               (c) If the parties are unable to agree on the Market Rent within that 30-day period, then within ten (10) days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser, each with an MAI designation and at least five (5) years of commercial appraisal experience in the Portland metropolitan area, to appraise and set the Market Rent. If a party does not appoint an appraiser within ten
                    (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent. If the two appraisers are appointed by the parties as stated in this Section, they shall meet promptly and attempt to set the Market Rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this Section 4.2(2) within ten (10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the presiding judge of the circuit court for the county where the Premises are located for the selection of a third appraiser who meets the qualifications stated in this Section. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any substantial capacity for either party.

               (d) The third appraiser shall meet with the other two appraisers appointed by the parties and a majority of them will determine, not less than thirty (30) days prior to the last day of the then-expiring Term of this Lease, the Market Rent for the applicable Extension Term.

     4.3 Expenses. The purpose of this Section 4.3 is to ensure that Tenant bears a share of all Expenses related to the use, operation, maintenance, repair and insurance of the Project, except depreciation of the Project, loan repayment (except as in Section 4.3(1) (g) below), and real estate commissions. Accordingly, beginning with the Commencement Date, Tenant shall be responsible for and shall pay to Landlord Tenant's Share (as defined below) of Expenses related to the Project on or before the first day of each and every month.

          (1) Expenses Defined. The term "Expenses" shall mean all reasonable and necessary costs and expenses of the use, operation, maintenance, repair and insurance of the Project, including, without limitation, the following costs:

               (a) All supplies, materials, labor and equipment, used in or related to the Project;

               (b) All utilities, including without limitation, water, electricity, gas, heating, lighting, sewer, waste disposal, security, and all charges relating to the Project;

               (c) All maintenance, management, janitorial and service agreements related to the Project;

               (d) All legal expenses and accounting costs (excluding legal costs of negotiating, terminating or extending leases, or legal costs incurred in proceedings against any tenant other than Tenant) incurred by Landlord in relation to the Project;

               (e) All insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and liability, rental abatement, and earthquake insurance related to the Project, and the cost of damage to the common areas of the Project unless such damage is covered by Landlord's insurance or would be covered by insurance that Landlord is required to carry under this Lease;

               (f) All maintenance and repair costs relating to the areas within or around the Project, including without limitation, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including, for example, costs of resurfacing and restriping parking areas, repairing (but not replacing) roofs and walls, and including any assessments charged or levied by a Tenant's Association, if any;

               (g) Amortization (principal and interest) over their useful life of the cost of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project;

               (h) All other costs of managing, maintaining, repairing, operating and insuring the Project, including, for example, clerical, supervisory and janitorial staff costs;

               (i) The cost of capital improvements (principal and interest), amortized over their useful life, designed to protect the health and safety of the tenants in the Building or as required by any government entity;

               (j) "Real Property Taxes," which include all taxes, assessments (general and special) and other impositions or charges which may be taxes, charged, levied, assessed or imposed upon or against all or any portion of or in relation to the Project, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" also includes any form of assessment levy penalty, charge or tax (other than gift, estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including without limitation any city, county, state, federal or any improvement or other district, whether such tax is: (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants; and

               (k) The cost of Landlord's compliance with Environmental Laws (as defined below) except to the extent that any such expense resulted from the fault of Landlord, or was incurred as the result of condition existing prior to the date of this Lease or as the result of the act or omission of another tenant of the Project.

          (2) Exclusions. Notwithstanding anything in this Lease to the contrary, the term "Expenses" shall not include any of the following costs:

               (a) Costs resulting from the willful misconduct of Landlord, its employees or agents;

               (b) Costs for which Landlord is reimbursed by any insurance carried by Landlord;

               (c) Any costs or expenses relating to any workletter to construct tenant improvements;

               (d) Allowances, concessions, permits, licenses, inspections or other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Project, or vacant leasable space in the Project, or constructing or finishing demising walls and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such tenant or occupancy thereafter; and

               (e)  Costs for which Landlord is reimbursed by others.

          (3) Tenant's Protest of Tax Assessments. In any year which Landlord does not protest the Real Property Tax assessment levied against the Project Tenant may choose to protest the assessment in Landlord's name. If Tenant chooses to protest the assessment, Landlord shall fully cooperate with Tenant's efforts provided that Tenant pays all costs and expenses necessary to conduct such protest. In the event either Landlord or Tenant protests such assessment and a reduction in the Real Property Taxes results, Tenant shall be entitled to the benefit of such reassessment, either as an Expense adjustment pursuant to Section 4.3(5) of this Lease or as a refund if this Lease has expired, if such reassessment results in an overpayment by Tenant to Landlord of Tenant's Share of Real Property Taxes.

          (4) Annual Estimate of Expenses; Tenant's Share. Prior to the commencement of each calendar year of the Term of this Lease, Landlord shall prepare and deliver to Tenant a reasonable estimate of Expenses for the Project for the coming year. Tenant's share of all actual Expenses shall be determined by multiplying the total of all actual Expenses by the Premises Percent of Project set forth in Section 1.7 (herein "Tenant's Share"). The estimate of annual Expenses for any year during the Term of this Lease shall not exceed one hundred ten percent (110%) of the estimate of annual Expenses for the immediately preceding calendar year unless Landlord provides Tenant with reasonable documentation supporting such increase.

          (5) Monthly Payment of Expenses; Annual Recap. Tenant shall pay to Landlord monthly in advance, as additional rent, one-twelfth of the product achieved by multiplying the then current estimate of annual Expenses by the Premises Percent of Project set forth in
               Section 1.7. Within ninety (90) days following the end of each calendar year (including the year during which this Lease expires or is terminated), Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year. If the amount of additional rent paid by Tenant as Tenant's Share during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay to Landlord the difference between said two amounts within thirty (30) days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the Term of this Lease may have expired or this Lease may have been terminated prior to Tenant's receipt of the notice. If the amount of additional rent paid by Tenant as Tenant's Share during the preceding calendar year was greater than the actual amount of Tenant's Share of Expenses, Landlord shall promptly so notify Tenant and such overpayment shall be paid to Tenant within one hundred twenty (120) days after the end of the calendar year. Such amount will be due and payable from Landlord, even though the Term of this Lease may have expired or this Lease may have been terminated prior to Tenant's receipt of the notice. In no event shall such credit be used to offset or in any way reduce the Base Monthly Rent payable by Tenant.

     4.4 Rent Without Offset. All Base Monthly Rent and additional rent (hereinafter collectively referred to as "rent") shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1.3, or at such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever except as specifically set forth in this Lease. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated, when appropriate, at the rate of one-thirtieth (1/30) of the total monthly rent per day.

     4.5 Late Charge. Time is of the essence to the performance of this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs and damages, including but not limited to processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance secured by the Premises, as well as the loss of the use and time value of money. Landlord and Tenant specifically agree and acknowledge that the exact amount of such costs and damages would be difficult or impossible to prove. Tenant agrees that, if any rent or other sum due from Tenant is not received within five (5) days from when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount that is due; provided, however, that such late charges will not be assessed if Tenant, within five (5) days after notice from Landlord of such failure to make a timely payment, pays the entire unpaid amount to Landlord. Landlord will be required to provide Tenant with such notice of delinquency only once during each calendar year. Landlord and Tenant hereby agree that they have attempted to estimate the amount of costs and damages which would result from delay in payment, and that the agreed late charge represents a fair and reasonable estimate of the costs and damages that Landlord will incur by reason of any such late payment in light of the anticipated or actual harm which would be caused by such delay, the difficulties of proof of loss, and the inconvenience or non-feasibility of Landlord otherwise obtaining an adequate remedy. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest from the date due at the rate per annum set forth in Section
          1.9 above; provided, however, that interest will not be assessed on delinquent rent and other sums if Tenant, within five (5) days after notice from Landlord of such delinquent rent or other sum, pays the entire unpaid amount to Landlord. Landlord will be required to provide Tenant with such notice of delinquency only once during each calendar year. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

5.   SECURITY DEPOSITS.

     5.1 Prepaid Rent. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1.10(3) (herein the "Prepaid Rent"), and if Tenant is not in default under any provisions of this Lease, the Prepaid Rent shall be applied toward the Base Monthly Rent due for the last full month of the Term. The parties agree that Landlord's obligations with respect to the Prepaid Rent are not those of a trustee, and Landlord may commingle the Prepaid Rent with other funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. If Landlord uses or applies all or any portion of said Prepaid Rent to cure or remedy a breach of or default by Tenant under this Lease, Landlord shall notify Tenant of such use or application, and Tenant, within five (5) days after written demand therefor, shall deposit cash with Landlord in an amount sufficient to restore the Prepaid Rent to the full extent of the amount set forth in
          Section 1.10(3). Tenant's failure to so restore the Prepaid Rent shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Prepaid Rent to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Prepaid Rent. Landlord shall be entitled to immediately endorse and cash any check tendered as Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease.

     5.2 Letters of Credit. Upon the execution of this Lease, Tenant shall deliver to Landlord one or more letters of credit (the "Letters of Credit") in the aggregate amount of $409,000 to further secure the performance of Tenant's obligations under this Lease. The Letters of Credit will be irrevocable, issued by U.S. Bank National Association, and in a form substantially similar to the form attached to this Lease as Exhibit F. Upon a default by Tenant under this Lease, Landlord, in its sole discretion and upon notice to Tenant, may draw upon the full amount of the Letters of Credit and may retain, as liquidated damages, the entire amount paid under the Letters of Credit. The Letters of Credit will not expire before and may be drawn upon by Landlord until a date that is three years after the Commencement Date of this Lease. Landlord and Tenant agree that it would be impractical and extremely difficult to estimate the damages that Landlord may suffer if Tenant defaults on this Lease within the first three years of the Initial Term, and that Landlord's obtaining an adequate remedy in the event of such default would be inconvenient or nonfeasible. Landlord and Tenant agree that the aggregate amount of the Letters of Credit is a reasonable estimate of the minimum detriment and harm that Landlord would suffer in the event that Tenant defaults under this Lease during the first three years of the Initial Term.

6.   CONDITION AND USE OF PREMISES AND PROJECT FACILITIES.

     6.1  Tenant shall use the Premises solely for the purposes set forth in
          Section 1.4 and for no other purpose without obtaining the prior written consent of Landlord. Tenant has decided to lease the Premises based upon Tenant's independent investigations, inquiry, and business judgment.

     6.2 Tenant acknowledges that except as specifically set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the uses to which the Premises may be put or the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or to the Project, except as provided in writing in this Lease. Tenant has inspected the Premises and, except as specifically set forth herein, accepts the same "AS IS," provided, however, that Landlord hereby represents and warrants to Tenants as follows:

          (1) All structural components of the Premises and the HVAC, electrical, plumbing, gas, and mechanical systems serving the Premises are in good condition and repair.

          (2) Landlord covenants that Landlord has fee simple title to the Premises and has full right to make this Lease, and that Tenant shall have quiet and peaceful possession and enjoyment thereof as against any adverse claim of Landlord or any other party subject to the provisions of this Lease. This covenant shall be construed as a covenant running with the land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Premises and only so long as such interest shall continue with respect to the Premises, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

     6.3 Tenant acknowledges that Landlord may, from time to time, in its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, which do not have a material adverse effect on Tenant's conduct of its business on the Premises, without compensation or notice to Tenant.

     6.4 Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including without limitation any rules and regulations that may be attached to this Lease and to any reasonable and non-discriminatory modifications to those rules and regulations as Landlord may adopt from time to time. In the event of any conflict between the provisions of this Lease and the rules and regulations adopted by Landlord, the provisions of this Lease shall prevail.

     6.5 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project, be a nuisance or menace to other tenants in the Project, or in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking (other than the use by Tenant's employees of microwave ovens, vending machines, and beverage makers for their personal consumption) or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant shall, at its own cost and using a contractor that is signatory to the applicable collective bargaining agreement, provide all necessary insulation. Tenant shall not overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises, unless assisting disabled persons.

7. SIGNS; ALARMS. All signing shall comply with reasonable, non-discriminatory rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C attached hereto. In the event of any conflict between the provisions of this Lease and Landlord's rules and regulations, the provisions of this Lease shall prevail. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting material), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent, which may be withheld, conditioned, or delayed in Landlord's sole discretion. If Landlord denies Tenant's request to place any such items on or near exterior windows or doors, Landlord will identify for Tenant the items, if any, that would be acceptable to be placed on or near exterior windows or doors. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent, which may be withheld, conditioned, or delayed in Landlord's reasonable discretion. Any material violating this provision may be removed by Landlord without compensation to Tenant.

8. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

9. PARKING. Landlord hereby grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive privilege to use the non-exclusive parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive privileges to other tenants, to promulgate reasonable and non-discriminatory rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Tenant shall have the exclusive right to park in the areas identified for exclusive parking on Exhibits D-1 and D-2, provided that final approval from the City of Wilsonville for such parking is first obtained. Landlord shall have no obligation to monitor or control such exclusive parking areas. Other than in areas identified for overnight parking on Exhibits D-1 and D-2, overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. Landlord will reasonably cooperate with Tenant, at no expense to Landlord, in Tenant's efforts to obtain approval from the City of Wilsonville to reconfigure the parking areas as set forth on Exhibits D-1 and/or D-2. Landlord agrees not to change the ingress or egress to or from the Project in a manner that will materially impact Tenant's operation unless required to do so by law.

10. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

11.  MAINTENANCE.

     11.1 Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), sub-flooring and roof (excluding skylights and smoke hatches), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, and gutters and downspouts on the Building. The cost of all such maintenance (with the exception of amounts incurred by

          Landlord to remedy latent structural defects in the Premises) shall be considered "Expenses" for purposes of Section 4.3. Except as provided above, Tenant shall repair and maintain the Premises in good condition, including without limitation, maintaining, repairing and, if necessary, replacing all walls, floors, ceilings, interior doors, exterior and interior windows and plumbing and electrical fixtures as well as damage caused by Tenant, its agents, employees or invitees.

     11.2 A heating, ventilating and air conditioning maintenance contract is required by Landlord, the cost of which shall be the responsibility of Tenant, as well as all maintenance, repair, and parts replacement. Evidence of such contract shall be provided to Landlord within 30 days after the Commencement Date.

     11.3 Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom-clean, free of debris, and in the same condition as they existed on the Commencement Date, except for reasonable wear and tear and casualty damage that Tenant is not required to repair under this Lease.

     11.4 In the event Tenant incurs any reasonable expenses because of Landlord's failure to fulfill its obligations set forth in this
          Section 11 (provided that in a non-emergency situation Landlord has first received oral or written notice of the item requiring maintenance or repair, and has received a subsequent written notice from Tenant of Landlord's failure to respond to the first notice and has failed to commence the necessary maintenance or repairs within fifteen (15) days from its receipt of the second notice), Landlord agrees to reimburse Tenant for such reasonable expenses upon demand by Tenant, provided that Tenant first furnishes Landlord with reasonable documentation evidencing such expenditures. In the event of the failure of Landlord to so reimburse Tenant within 15 days after receiving Tenant's demand therefor, Tenant may deduct up to $5,000 of such expense per item, together with interest at the rate set forth in
          Section 1.9, out of any rent then or thereafter becoming due to Landlord hereunder. In the event of an emergency situation, where it is not reasonable for Tenant to provide Landlord with notice of the item requiring repair or maintenance and such repair or maintenance is Landlord's responsibility under this Section 11, Tenant may make the required repairs and shall be reimbursed by Landlord for the reasonable cost of such repairs, provided that Tenant first furnishes Landlord with reasonable documentation evidencing such expenditures. If Landlord does not reimburse Tenant for the reasonable cost of such repairs within 15 days after Tenant's demand therefor, Tenant may deduct from rent the reasonable cost of such repair, provided that Tenant may not deduct from rent a sum in excess of $2,000 spent by Tenant for each item requiring repair, together with interest as specified above.

12.  ALTERATIONS.

     12.1 Tenant must give Landlord prior notice before making any alterations to the Premises or Project, including any changes to the existing landscaping. Tenant may make non-structural alterations to the Premises that cost less than $15,000 without Landlord's consent. All other alterations must receive Landlord's prior written consent, which will not be unreasonably withheld, conditioned, or delayed. At the end of each calendar year, Tenant shall provide Landlord with construction drawings of all such alterations and changes made to the Premises during that calendar year. For any alterations made by Tenant pursuant to this Section 12, Landlord may post notice of non-responsibility in accordance with the laws of the state in which the Premises are located. All alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, not less than 60 days before the expiration of the Term of this Lease, elect to require Tenant to remove any alterations which Tenant has made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election before the last day of the Term of this Lease. Tenant shall promptly repair any damage to the Premises caused by the removal of such alterations.

     12.2 Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor signatory to the applicable collective bargaining agreement and reasonably approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. All such construction shall be performed in a manner which will not interfere with the lease rights or quiet enjoyment of other tenants of the Project. Tenant shall discharge from the Premises and Project, within 20 days after having received notice thereof, all liens which may result from construction of alterations or other improvements by or at the request of Tenant.

13. RELEASE AND INDEMNITY. As material consideration to Landlord, and except in the event of Landlord's negligence or intentional misconduct, Tenant agrees that Landlord and its employees, officers, partners and directors shall not be liable for any injury or damage to the person, property, or business of Tenant, its employees, invitees, permitees, customers, or any other person in or about the Premises from any cause, and Tenant waives all claims against such parties for damage to persons or property arising for any reason, except only for damage or injury resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant or to the extent such claims arise from Landlord's negligence or intentional misconduct. In no event shall Landlord have any liability for any act or omission of Tenant, its employees, invitees, permitees or customers, or of any other tenant of the Project or its employees, invitees, permitees or customers. Tenant shall indemnify and hold harmless Landlord (and its employees, officers, partners, and directors), the Premises and the Project, from and against all damages, injuries, liabilities, losses, claims, costs and expenses (including without limitation Landlord's reasonable attorney fees) related to acts, events or omissions occurring in, on or about the Premises, or arising out of or in any way related to Tenant's use or occupancy of the Premises, Tenant's breach of any term of this Lease, or any work, activity or thing done, permitted or suffered by Tenant in, on or about the Premises or the Project, unless caused by Landlord's intentional misconduct.

14.  TENANT'S RIGHT TO AUDIT.

     14.1 Audit Threshold. If, during the Term of this Lease, Tenant's Share of Expenses for a full calendar year increases by more than five percent (5%) from Tenant's Share of Expenses for the immediately preceding full calendar year, Tenant may audit Landlord's common area actual operating costs in order to verify the accuracy of the Expense charges provided that:

          (1) Tenant specifically designates the calendar year(s) that Tenant intends to audit, which shall be a year within three (3) years of the date of the audit but must be within the Term of this Lease; and

          (2) Such audit will be conducted only during regular business hours at the office where Landlord maintains operating expense records and only after Tenant gives Landlord fourteen (14) days' prior notice of its intention to conduct an audit.

     14.2 Copy of Audit. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit.

     14.3 Tenant Not in Default. No audit shall be conducted at any time that Tenant is in default of any of the terms of the Lease.

     14.4 Limits for Subtenants and Assignees. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such subtenant or assignee was not in possession of the Premises.

15.  INSURANCE AND WAIVER OF SUBROGATION.

     15.1 Liability Insurance. Tenant, at its cost, shall maintain public liability insurance with a single combined liability limit of $5,000,000 insuring against the hazards of Premises and operations, independent contractors, contractual liability (covering the indemnity clauses contained herein at Sections 13 and 29), products and completed operations arising out of or in connection with Tenant's use, occupancy or maintenance of the Premises. Such insurance policy shall (1) name as additional insureds Landlord and its managing agent, whose names and addresses have previously been provided to Tenant by Landlord, (2) contain a cross liability provision, and (3) contain an endorsement to the effect that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord." Landlord shall maintain public liability insurance with a single combined liability limit of $5,000,000 insuring against the hazards of the Project and operations, independent contractors, contractual liability, products, and completed operations arising out of or in connection with Landlord's ownership, maintenance, and operation of the Project.

     15.2 Property Insurance. At its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all of Tenant's personal property, improvements, fixtures and alterations in or about the Premises, equal to their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements, fixtures or alterations deemed advisable by Tenant in its sole discretion unless otherwise required under this Lease. Said insurance shall provide for payment of loss to, and shall name as additional insured(s), the Landlord and the holders of mortgages or deeds of trust on the Project. If such insurance has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence and Tenant shall be liable for such deductible. Landlord shall keep the Premises insured against fire and other risks covered by a standard fire insurance policy with an endorsement for extended coverage.

     15.3 Business Interruption Insurance. Tenant shall, at its cost, obtain business interruption insurance of such type and amount sufficient to pay all rent and other sums due hereunder for a period of at least twelve (12) months in the event of any cessation or reduction of Tenant's business for any reason, including without limitation, damage or destruction. In no event shall Landlord be liable to Tenant for any loss of income from the operation of Tenant's business for any reason whatsoever, including without limitation, from an inability to occupy the Premises.

     15.4 Insurance Policies. All insurance required to be provided by Tenant under this Lease:

          (1) shall be issued in a form reasonably satisfactory to Landlord and shall be issued by insurance companies which are authorized to do business in the state in which the Premises are located and which are reasonably satisfactory and acceptable to Landlord, provided that such companies shall each enjoy a financial rating of at least an A-VIII status as rated in the most recent edition of Best's Insurance Reports; and

          (2) shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord and Landlord's lender, if any, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of each insurance policy together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

     15.5 Waiver of Subrogation. Neither party shall be liable to the other (or to the other's successors or assigns) for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement and earthquake coverage, and in the event of insured loss, neither party's insurance company shall have a subrogated claim against the other. This waiver shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurance company agrees in writing that such a waiver will not affect coverage under the policies. Each party agrees to use best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

16. DESTRUCTION. If, during the Term, the Premises or Project are more than twenty-five percent (25%) destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion and without compensation or liability to Tenant, terminate this Lease by delivery of notice of termination to Tenant within thirty (30) days of such event. If, in Landlord's reasonable estimation, the Premises cannot be restored within one hundred twenty (120) days following such destruction, then Landlord shall immediately notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within thirty (30) days of receipt of Landlord's notice; otherwise this Lease shall remain in full force and effect. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within one hundred twenty (120) days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event this Lease shall remain in full force and effect except that the then current rent shall be abated based on the extent to which the restoration being made by Landlord shall interfere with the business being carried on by Tenant in the Premises. If Landlord does not complete its repair and restoration work of the Premises within one hundred twenty (120) days after the occurrence of the damage or destruction, Tenant, at its option, may terminate this Lease by written notice to Landlord that the Lease will terminate if repairs or restoration are not completed within thirty (30) days after the date of the notice. Landlord will not be required to repair or restore any injury or damage to the property of Tenant or make any repairs or restoration to any alterations, additions, fixtures, or improvements installed in the Premises by or at the expense of Tenant; however, Landlord and Tenant will reasonably cooperate with each other to make such repairs or restoration.

17.  CONDEMNATION.

     17.1 Definitions. The following definitions shall apply: (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; and (3) "Award" means all compensation, sums or anything of value awarded, paid or received in connection with a total or partial Condemnation.

     17.2 Obligations to be Governed by Lease. If, during the Term of this Lease, there is any Condemnation of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

     17.3 Total or Partial Taking. If Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If only a portion of the Premises or Common Area is Condemned, this Lease shall continue in effect, except that Tenant may elect to terminate this Lease if the remaining portion is rendered unsuitable for Tenant's continued use. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days after Tenant has notified Landlord of its election to terminate. If any portion of the Premises or common area is taken by Condemnation and this Lease remains in full force and effect, (i) Landlord at its sole cost and expense shall restore the remainder of the Premises and/or common area within one hundred twenty (120) days after the Date of Taking, and the rent payable hereunder shall abate equitably until the completion of such restoration; and (ii) after the completion of Landlord's restoration of the Premises and/or common area, the rent shall be equitably reduced based on the extent to which Tenant's use of the Premises for the normal conduct of its business has been permanently diminished.

     17.4 Award. Landlord reserves all rights to damages and awards paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. However, Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, at its own expense, and neither shall have any right to the award made to the other.

18.  ASSIGNMENT OR SUBLEASE.

     18.1 Tenant shall not assign or encumber its interest in this Lease or the Premises, nor sublease all or any part of the Premises, nor allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent will not be unreasonably withheld, conditioned, or delayed. Any such assignment or sublease shall not relieve Tenant of any obligation hereunder and Tenant shall remain liable to pay the rent and to perform all other obligations to be performed by Tenant under this Lease. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute a default. Landlord's consent shall not be considered unreasonably withheld if, among other things, (a) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable tenants for the Premises; (b) the proposed subtenant's or assignee's business is not the same as Tenant's business or is not suitable for the Premises considering the business of other tenants of the Project and/or the Project's prestige; or (c) the proposed use is inconsistent with the use permitted by Section 1.3. The foregoing is not an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed assignment or sublease.

     18.2 Not withstanding Section 18.1, Tenant may assign or sublease part or all of the Premises without Landlord's consent to:

            (1) Any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or

            (2) Any corporation resulting from the merger or consolidation with Tenant; or

            (3) Any entity that acquires all of the assets of the business that is being conducted by Tenant on the Premises;

            provided, however, that before any such assignment or sublease shall be effective, the assignee or sublessee shall assume, in full, the obligations of Tenant under this Lease, and Tenant shall demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee has a net worth at the time of such assignment or sublease, as determined under generally accepted accounting principles, of not less than $100,000,000. Any such assignment or sublease shall not release Tenant of any obligations hereunder or alter the primary responsibility of Tenant to pay rent and to perform all other obligations to be performed by Tenant under this Lease.

     18.3 Fifty percent (50%) of all rent and other consideration received by Tenant from an assignee or subtenant in excess of the rent payable by Tenant to Landlord under this Lease, without any deduction for leasing commissions or any other out-of-pocket expenses incurred by Tenant, which amount is to be prorated where a part of the Premises is subleased or assigned, shall be paid to Landlord within ten (10) days after Tenant's receipt thereof. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater.

     18.4 No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:
            (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt party; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19. DEFAULT. In addition to the acts, events, and omissions elsewhere specified in this Lease constituting defaults, the occurrence of any of the following shall constitute a default by Tenant:

     19.1 The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Notwithstanding the foregoing, Landlord shall not be obligated to give Tenant notice of default for failure to pay rent or other payment due under this Lease if Landlord has previously given Tenant notice of default for failure to pay rent or other payment two (2) times during the same calendar year.

     19.2 Failure of Tenant to comply with any term or condition or fulfill any obligation of this Lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Landlord specifying the nature of the default. If the default is of such a nature that it cannot be completely remedied within the 20-day period, this provision shall be complied with if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. During any calendar year, Tenant shall be entitled to only one (1) notice for the same type of default pursuant to this Section 19.2.

     19.3 Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within thirty (30) days after filing; or attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days shall constitute a default. If the Lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the Lease.

20.  LANDLORD'S REMEDIES.

     20.1 Remedies. In the event of default, Landlord shall have the remedies set forth in this Section 20. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease, Landlord shall have the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of termination of this Lease; (2) the worth of the amount of the unpaid rent that would have been earned after the date of termination of this Lease throughout the remaining Term of this Lease; and (3) any other amount necessary to compensate Landlord for Tenant's default, including without limitation brokerage commissions (including the unamortized portion of the brokerage commissions paid by Landlord in connection with this Lease), costs of reentry and reletting (including without limitation the cost of any cleanup, refurbishing, and removal of Tenant's property and fixtures), court costs, and attorney and collection fees and costs. "The worth," as used in
            Section 20.1(1), is to be computed by allowing interest at the rate per annum set forth in Section 1.9 above. "The worth," as used in
            Section 20.1(2), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of termination of Tenant's right of possession. Landlord will use reasonable efforts to relet the Premises after termination of this Lease or Tenant's right to possession in an effort to mitigate damages.

     20.2 Performance by Landlord of Tenant's Obligations. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party, other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder or otherwise violate any term or provision of this Lease including, without limitation, its obligations pursuant to Sections 6, 11, and 12, Landlord may, without waiving any default or releasing Tenant from any obligation hereunder, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon from the date of such payment by Landlord at the rate per annum set forth in Section 1.9 above, shall be payable to Landlord on demand. Tenant covenants to pay any such sums.

21. LANDLORD'S DEFAULT. In the event of any breach or default by Landlord under this Lease, which breach or default renders a material portion of the Premises unusable for the conduct of Tenant's business and continues for a period of thirty (30) days after written notice thereof from Tenant (or with reasonable notice in case of an emergency), then in addition to all other rights and remedies of Tenant under this Lease and at law or equity, Tenant may, but shall not be obligated to, cure such breach on behalf of Landlord and upon demand by Tenant, Landlord shall promptly pay to Tenant the costs and expenses of such cure, together with interest accruing on such amounts paid by Tenant at the rate set forth in Section 1.9. If, however, other than in the case of an emergency, the nature of such breach is such that it cannot be cured within thirty (30) days, then Tenant's right to cure such breach shall be suspended for such additional period of time as may be necessary to cure the breach so long as Landlord commences cure within thirty (30) days and thereafter diligently and continuously prosecutes the curing of the breach, and so long as continuation of the breach does not create material risk to the Premises or to persons using the Premises. When Tenant makes demand for payment, Tenant shall furnish Landlord with an itemized statement of the costs and expenses incurred for cure. If Landlord fails to pay any sums due Tenant under this Lease within ten (10) days after demand, Tenant may deduct up to $5,000 of the amounts paid by Tenant from rent then or thereafter due from Tenant. In the case of an emergency, a situation threatening to the safety of Tenant's employees, agents, contractors, invitees and licensees or damage to Tenant's personal property, Tenant may take such immediate action, after notifying Landlord, as necessary to ensure safety and prevent damage. Nothing above prevents Tenant from pursuing other remedies.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times, upon 24 hours' prior oral or written notice to Tenant (and with no prior notice in the event of an emergency) for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the Term, and to post "for rent" or "for lease" signs during the last ninety (90) days of the Term of this Lease, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in a sale, an exchange, or other transfer at any time during the Term; (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises (but not so as to prevent entry to the Premises), or (f) to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Except in the event of Landlord's negligence or intentional misconduct, (i) Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22, and (ii) Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises its rights of entry granted herein. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant's conduct of business on the Premises.

     For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

23.  SUBORDINATION; ESTOPPEL CERTIFICATES.

     23.1 Subordination/Nondisturbance. This Lease shall be subject and subordinate to any mortgage or trust deed ("Encumbrance") now existing against the Premises or Project, and to any renewals, replacements, extensions or consolidations thereof. This Lease shall also be subject and subordinate to any Encumbrance placed on the Premises after the date of this Lease given to secure a loan made by a lender to Landlord, and to any renewals, replacements, extensions or consolidations thereof, provided that the holder of the Encumbrance shall agree in writing that so long as Tenant is not in default under this Lease beyond any applicable cure period and agrees to attorn to the such holder, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term of the Lease, unless the Lease is otherwise terminated pursuant to its terms. In the event the holder of the Encumbrance or the purchaser at a foreclosure sale ("Successor Landlord") succeeds to the interest of Landlord under the Lease, such Successor Landlord shall not be bound by (i) any payment of rent or other charges for more than one month in advance, except the Prepaid Rent and free rent, if any, specified in this Lease; (ii) any amendment, modification, or termination of the Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or termination is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, or (iii) any liability for any act or omission of Landlord or any other prior landlord (but such Successor Landlord will be liable for all obligations accruing under the Lease after the date of the transfer). Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in a form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease.

     23.2 Estoppel Certificates. Either party ("Answering Party") shall from time to time, within ten (10) business days after receiving written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:

            (1)  the accuracy of this Lease document;

            (2)  the Term of this Lease;

            (3) that this Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

            (4) whether to the Answering Party's knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against this Lease and, if so, specifying the default, claim, or demand;

            (5)  the amount of the current monthly rent;

            (6)  the dates to which rent has been paid in advance;

            (7)  the amount of any Prepaid Rent; and

            (8) to other correct and reasonably ascertainable facts that are covered by this Lease.

     23.3 Remedy. The Answering Party's failure to comply with its obligations in Section 23.2 shall be a default under this Lease. Notwithstanding Sections 19 and 21, the cure period for this default shall be five
            (5) business days after the Answering Party receives notice of the default. Furthermore, the Answering Party's failure to provide the requested statement shall be conclusive proof that (i) this Lease is in full force and effect, without modification except as may be represented by the Asking Party, (ii) there are no uncured defaults in the Asking Party's performance, and (iii) if Landlord is the Asking Party, not more than one month's rent has been paid in advance.

24. NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated forty-eight (48) hours from the time of mailing, if mailed, or at time of service, if personally served or delivered by a reputable courier service providing proof of delivery.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord or Tenant shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease prior to the stated expiration date of the Term. Landlord's or Tenant's consent to or approval of any act by the other party requiring Landlord's or Tenant's consent for approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by the other party. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

26.  SURRENDER OF PREMISES; HOLDING OVER.

     26.1 Surrender. Upon expiration of the Term or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the condition described in
            Section 11.3 above. Tenant shall remove all personal property owned by Tenant and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including for example, restoring all wall surfaces to the condition they were in prior to the date Tenant took possession of the Premises, except for ordinary wear and tear, casualty damage that Tenant is not obligated under this Lease to repair, and improvements and alterations that Tenant is not required under this Lease to remove. Landlord shall have the right to elect to retain or dispose of in any manner Tenant's personal property not so removed. Tenant waives all claims against Landlord for any damage to Tenant or such personal property resulting from Landlord's retention or disposal of Tenant's personal property, except for those claims arising from Landlord's intentional misconduct. Tenant shall be liable to Landlord for Landlord's costs for storage, removal and disposal of Tenant's personal property not removed from the Premises in accordance with this Lease.

     26.2   Holding Over.

            (1) If Tenant, with Landlord's express written consent, remains in possession of the Premises after expiration or sooner termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to one hundred twenty-five percent (125%) of the rent payable by Tenant for the last year prior to the date of such expiration or termination of this Lease. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease.

            (2) If Tenant holds over after the expiration of the Term or the earlier termination hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, and shall pay a monthly rental rate equal to One Hundred Fifty percent (150%) of the rent payable by Tenant for the last year prior to the date of such expiration or termination of this Lease, prorated on a daily basis, and subject to the terms, covenants and conditions herein specified, so far as applicable, including Section 4.3. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease.

     26.3 Failure to Surrender. The foregoing provisions of this Section 26 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite written demand to do so by Landlord, Tenant shall indemnify Landlord and hold it harmless against and from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender, together with any attorneys' fees and costs incurred by Landlord.

27. MORTGAGEE PROTECTION. In the event of any default by Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or a mortgagee of a mortgage covering the Premises whose address shall have been previously furnished to Tenant, and shall offer such beneficiary or mortgagee the same opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

28. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership: (a) the sole and exclusive remedy shall be against the partnership and its partnership assets; (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment may be taken against any partner of Landlord; (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; (g) no writ of execution will ever be levied against the assets of any partner of Landlord. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord. Tenant agrees to look solely to Landlord's interest in the Project, and any proceeds therefrom, and to no other assets of Landlord for satisfaction of any liability with respect to this Lease.

     Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

29.  HAZARDOUS SUBSTANCES.

     29.1 Landlord's Warranty. Landlord represents and warrants to Tenant that as of the date of execution of this Lease, Landlord (without any affirmative duty to investigate) has no actual knowledge of any Hazardous Substances on the Premises. Landlord has received no notice of any alleged violation of Environmental Laws with respect to the Premises. For purposes of this Lease, the term "Hazardous Substances" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCBs, asbestos, asbestos-containing material, and raw materials that are included under or regulated by any Environmental Laws. For purposes of this Lease, the term "Environmental Laws" shall mean and include all federal, state, and local statutes, ordinances, regulations, and rules presently in force or hereafter enacted relating to environmental quality, contamination, and clean-up of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 6091 et seq., as amended by the Superfund
                                        ------
            Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6091 et seq.,
                                                                      ------
            as amended by the Hazardous and Solid Waste Amendments of 1984, and state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes as amended.

     29.2 Landlord's Indemnity. Landlord agrees to indemnify Tenant and hold it harmless from and against any and all claims, damages, fines, judgments, penalties, costs, losses, liabilities, and expenses (including, without limitation, attorney fees, consultant and expert fees) sustained by Tenant during or after the Term of this Lease and attributable to (i) the presence in, on, under, or about the Premises, or any discharge or release in or from the Premises, of any Hazardous Substance prior to the date of this Lease, (ii) Landlord's failure to comply with any Environmental Law, or (iii) Landlord's breach of Section 29.1 of this Lease. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     29.3 Tenant's Use of Hazardous Substances. Tenant, at its expense, shall comply with all Environmental Laws and with the requirements of attached Exhibit E throughout the Term of this Lease. Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees without the prior written consent of Landlord, which shall not be unreasonably withheld so long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Substance is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all Environmental Laws. Landlord consents to Tenant's use on the Premises of Hazardous Substances that consist of routine office, computer, and janitorial supplies or are contained in packaged products intended for resale to customers or are commonly used in the retail food industry for production of products intended for sale to customers (the "Permitted Hazardous Substances") provided that (i) such Permitted Hazardous Substances are used, kept, stored, and disposed of in accordance with all applicable Environmental Laws and (ii) prior to each annual anniversary of the Date of this Lease, Tenant provides Landlord with a detailed description of all Permitted Hazardous Substances that are then being used, kept, or stored on the Premises.

     29.4 Tenant's Indemnity. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the Project, damages due to loss or restriction of rentable or usable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorney fees, consultant and expert fees) sustained by Landlord during or after the Term of this Lease and attributable to (i) any Hazardous Substances placed on, in, under, or about, or released or discharged from, the Premises or the Project by Tenant or Tenant's employees, agents, invitees, or contractors, (ii) Tenant's breach of any provision of
            Section 29.3 of this Lease, or (iii) Tenant's failure to comply with any Environmental Law. This indemnification includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Substance on the Premises or Project caused or permitted by Tenant or its employees, agents, invitees or contractors results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and Project to the condition existing prior to the release of any such Hazardous Substances, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Premises or Project. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     29.5 Landlord's Compliance. Landlord shall comply with all Environmental Laws relating to the Premises throughout the Term of this Lease.

30.  MISCELLANEOUS PROVISIONS.

     30.1 Time of Essence. Time is of the essence of each provision of this Lease.

     30.2 Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, subject to the limitations set forth in Section 18 of this Lease.

     30.3 Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing.

     30.4 Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1.10(5), who shall be compensated by the party identified in Section 1.10(6).

     30.5   Reciprocal Covenant on Notification of ADA Violations. Within ten
            (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notice alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or the Premises.

     30.6 Attorney Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorney fees and costs of suit incurred at or prior to trial and on appeal, such fees to be set by the court or arbitrator before which the matter is heard.

     30.7 Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project pursuant to which Landlord's entire interest in the Project is transferred, the same shall operate to release Landlord from any liability under this Lease accruing after the sale or conveyance, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

     30.8 Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications hereof as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural and vice versa, and any gender shall include the other and/or neuter. "Party" shall mean Landlord or Tenant. Each provision hereof is intended to be severable. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal, and the parties intend each provision to be enforced to the fullest extent permissible as determined by a court of competent jurisdiction if such court determines that any such provision is not fully enforceable as agreed herein.

     30.9 Execution and Liability. If more than one person or entity constitutes Tenant or Landlord, the obligations of Tenant or Landlord herein contained, subject to Section 28 of this Lease, shall be joint and several. Each person executing this Lease on behalf of Tenant or Landlord hereby represents and warrants his or her authority to do so.

     30.10 Construction of Lease Provisions. In the event of any ambiguity in any language in this Lease, or claim of ambiguity, the printed terms of this Agreement, including additions or addenda, shall not be construed against Landlord solely because Landlord authored or drafted such language.

     30.11 Force Majeure; Building Components. Landlord shall be excused for any delay, interruption or failure to provide the building components, systems, and services that are to be provided to Tenant under this Lease, to the extent that such delay, interruption or failure is due to matters that are beyond the Landlord's reasonable control, including without limitation, inclement weather, fire, catastrophe, strikes, civil commotion, acts of God or the public enemy, year 2000 compliance, acts or omissions of cities, counties or other governmental agencies, and the inability to obtain standard building materials. The term "building components, systems and services" shall include, without limitation, heating, ventilation and air conditioning; electrical; plumbing; lighting; sprinkler; elevator; security; automatic door and gate opening; closing and locking; card or keypad access or control; fire and smoke alarm, detection and reporting; telephone; computer automation; monitoring; and other building-related components, systems and services.


            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date below.


LANDLORD:                                     TENANT:

STAFFORD LIMITED PARTNERSHIP                  HOMEGROCER.COM, INC., a Washington
an OREGON limited partnership                 corporation

     By:  THE SPECHT COMPANY
          Its General Partner


          By: /s/ Gregory L. Specht           By: /s/ Kristin H. Stred
             ---------------------------         -----------------------------
              Gregory L. Specht
              President                       Its: Jr. V.P. & General Counsel
                                                  ----------------------------
Date:         4/20/00                         Date: April 19, 2000
      ----------------------------------           ---------------------------

                                   EXHIBIT A

                                 The Premises


               Cross-hatched Area Represents The Leased Premises


                                     -A1-

                                   EXHIBIT B

                                  The Project


                   Cross-hatched Area Represents The Project

                                     -B1-

                                   EXHIBIT C


                               Sign Regulations


          These regulations have been established for the purpose of maintaining the overall appearance of the Project. Compliance will be strictly enforced. Any sign installed without the approval of the Landlord will be brought to conformity at the expense of the Tenant.

1.   General Requirements.

     a. Tenant shall submit a sketch of its proposed sign's logo and/or lettering to the Landlord for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

     b. The approved sketch will be delivered by the Landlord to the sign company designated by Tenant. The Tenant is responsible for the cost of the sign, and the Landlord will bill the Tenant to recover the cost.

     c. Tenant shall be responsible for the fulfillment of all requirements of these regulations in accordance with the general specifications provided below.

2.   General Specifications.

     a.   Only raised foam letter signs will be allowed.

     b. The sign dimensions are set forth below. These dimensions shall apply to all Tenant signs.

     c. Tenants may select the style, size and color of the individual company's lettering and logo, subject to Landlord's reasonable approval as provided above.

     d. Placement of the sign and method of attachment to the building will be reasonably directed by the Landlord.

     e. Upon removal of any of Tenant's signs by Tenant, any damage to the building must be repaired and repainted at the Tenant's expense. All signs are the property of Tenant.

     f. Except as provided herein, no advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass planes or exterior walls of the building, landscaped areas, streets or parking areas.

                                    -C1-

                                   EXHIBIT D

                          Tenant's Exclusive Parking



                                    -D1-

                                   EXHIBIT E

                 Emissions, Storage, Use and Disposal of Waste


1.   Emissions.  Tenant shall not:

     a. Permit any vehicle on the Premises owned by Tenant or any of its employees to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

     b. Discharge, emit or permit to be discharged or emitted any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Project or anywhere else;
          (2) condition, use or enjoyment of the Project or any other real or personal property, whether on the Project or anywhere else; or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

     c. Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

     d. Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any other tenant of the Project or any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule regulation or requirement;

     e. Create, or permit to be created, any ground vibration that is discernible outside the Premises;

     f. Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises or anywhere else.

2.   Storage and Use.

     a. Storage. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same in violation of applicable laws, or (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else;

                                     -E1-

          (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else; or (iii) Premises or any of the improvements thereto or thereon.

     b. Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner so as to comply with all applicable laws.

3.   Disposal of Waste.

     a. Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

     b. Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (1) for the disposal of anything except sanitary sewage or (2) in excess of the lesser of the amount (a) reasonably contemplated by the uses permitted under this Lease or (b) permitted by any governmental entity. Tenant shall not commit any act that causes obstruction to the sewage disposal system.

     c. Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (1) health or safety of persons wherever located, whether on the Premises or elsewhere, (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

4. Compliance with Law. Notwithstanding any other provisions in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this Lease, and in particular, relating to the storage, use and disposal of hazardous or toxic matter.

                                     -E2-

5. Inspection and evidence of Compliance. Landlord and its authorized representatives shall have the right to enter the Premises, after not less than 24 hours' prior notice to Tenant (except that in the case of emergencies no prior notice is required), for purposes of inspection of Tenant's compliance with provisions of this Exhibit E, and Tenant shall fully cooperate with Landlord and shall allow Landlord and its authorized representatives to review Tenant's records relating to Tenant's storage, use and disposal of hazardous or toxic matter. Landlord's entries upon the Premises shall be done in such a manner so as to cause the least practicable interference with the conduct of Tenant's business on the Premises. Tenant shall, upon written request of Landlord, provide evidence of compliance with all state and federal rules and regulations regarding the emission, handling and storage of environmentally hazardous materials.

                                     -E3-

                                   EXHIBIT F

                                                  U.S. BANK NATIONAL ASSOCIATION
                                                       INTERNATIONAL DEPARTMENT,
                                                    1420 FIFTH AVENUE, 5TH FLOOR
                                                         SEATTLE, WA 98101 U.S.A
                                                                SWIFTWEEKUS44EEA
                                                             TELEX: 6723211-5398
                                                             PHONE: 206-344-3398
                                                               FAX: 206-344-5374

                                    SAMPLE
                     ====================================
                     IRREVOCABLE STANDBY LETTER OF CREDIT
                     ====================================

AUGUST 18, 1999
________________________________________________________________________________
BENEFICIARY:                            APPLICANT:
                                        HOMEGROCER.COM, INC.
                                        10230 N.E. POINTS DRIVE
                                        KIRKLAND, WA 98033

________________________________________________________________________________
LETTER OF CREDIT NUMBER:     SLCSSEA00xxx
                             ------------
________________________________________________________________________________
EXPIRY DATE:
          AT: OUR COUNTERS PRESENTLY LOCATED AT 1420 FIFTH AVENUE, 5TH FLOOR, INTERNATIONAL DEPARTMENT, SEATTLE, WA, 98101 ON OR BEFORE 4:00 P.M.
________________________________________________________________________________
AMOUNT:

________________________________________________________________________________
WE HEREBY ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT AVAILABLE BY YOUR DRAFT(S) DRAWN AT SIGHT ON U.S. BANK NATIONAL ASSOCIATION AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. BENEFICIARY'S SIGNED STATEMENT THAT HOMEGROCER.COM, INC. HAS DEFAULTED UNDER THE TERMS AND CONDITIONS OF THE LEASE AGREEMENT SIGNED BETWEEN HOMEGROCER.COM, INC.
2.   THE ORIGINAL OF THIS LETTER OF CREDIT INCLUDING ANY AMENDMENTS.

ADDITIONAL CONDITIONS:
1.   ALL BANKING CHARGES OTHER THAN THOSE OF THE ISSUING BANK ARE FOR ACCOUNT
     OF THE BENEFICIARY.
2.   PARTIAL DRAWINGS ALLOWED.
3. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT EXPIRATION DATE OR EACH FUTURE EXPIRATION DATE, UNLESS WE HAVE NOTIFIED YOU IN WRITING NOT LESS THAN THIRTY (30) DAYS BEFORE SUCH EXPIRATION DATE THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT, BUT IN NO
     EVENT WILL THIS LETTER OF CREDIT BE EXTENDED BEYOND                  . ALL
     WRITTEN NOTIFICATION SHALL BE SENT VIA COURIER.
4. THIS LETTER OF CREDIT IS TRANSFERABLE BY U.S. BANK NATIONAL ASSOCIATION ONLY, UPON RECEIPT OF YOUR WRITTEN INSTRUCTIONS SUBMITTED IN

THIS PAGE 1 FORMS AN INTEGRAL PART OF LETTER OF CREDIT NO.

      ACCORDANCE WITH THE ATTACHED TRANSFER FORM AND THE ORIGINAL OF THIS
      LETTER OF CREDIT TRANSFER FEES ARE FOR ACCOUNT OF THE BENEFICIARY.
--------------------------------------------------------------------------------

DRAFTS DRAWN UNDER THIS CREDIT MUST BEAR THE CLAUSE DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION IRREVOCABLE STANDBY LETTER OF CREDIT NO. SLCSSEA00XXX.

PURSUANT TO U.S. LAW WE ARE PROHIBITED FROM ISSUING, TRANSFERRING ACCEPTING OR PAYING LETTERS OF CREDIT TO ANY PARTY OR ENTITY IDENTIFIED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPT. OF TREASURY, OR SUBJECT TO THE DENIAL OF EXPORT PRIVILEGES BY THE U.S. DEPT. OF COMMERCE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTING CREDITS (1999 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US.

A CHARGE OF USD50.00 WILL BE DEDUCTED FROM THE PROCEEDS OF ANY DRAWING PRESENTED WITH DISCREPANCIES.

                        U.S. BANK NATIONAL ASSOCIATION
                        INTERNATIONAL BANKING DIVISION

                        ______________________________
                             AUTHORIZED SIGNATURE

THIS PAGE 2 FORMS AN INTEGRAL PART OF LETTER OF CREDIT NO.